Exhibit 99.1

NRG Energy, Inc. Reports Full Year Results
and Maintains 2022 Guidance

• 2021 financial results in line with guidance
• Reduced Winter Storm Uri financial impact to $380 million
• Closed 4.8 GW asset sale and corresponding $500 million debt reduction
• Executing $1 billion 2022 share repurchase program
• Maintaining 2022 Adjusted EBITDA and FCFbG guidance

Houston, TX - February 24, 2022 - NRG Energy, Inc. (NYSE: NRG) today reported full year 2021 Net Income of $2.2 billion, or $8.93 per diluted common share. Adjusted EBITDA for the full year 2021 was $2.4 billion, Net Cash Provided by Operating Activities was $0.5 billion, and Free Cash Flow Before Growth (FCFbG) was $1.5 billion.

“We have made significant progress across all of our strategic priorities, including advancing our customer-focused strategy, the integration of Direct Energy, and optimizing our generation portfolio,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “Our leading consumer services platform positions NRG to deliver on our compelling growth plan and create significant value for our stakeholders.”

Consolidated Financial Results

	Three Months Ended		Twelve Months Ended
(In millions)	12/31/21	12/31/20	12/31/21	12/31/20
Net Income/(Loss)	$(427)	$(173)	$2,187	$510
Net Cash Provided by Operating Activities	$(1,362)	$451	$493	$1,837
Adjusted EBITDA[a]	$433	$330	$2,423	$2,004
Free Cash Flow Before Growth Investments (FCFbG)	$349	$387	$1,512	$1,547
a Three and twelve months ended 12/31/2021 excludes Winter Storm Uri income/(loss) of $690 million and ($380) million, respectively

Segment Results
Table 1: Net Income/(Loss)

(In millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/21	12/31/20	12/31/21	12/31/20
Texas	$695	$—	$1,293	$800
East	(1,214)	44	1,909	352
West/Services/Other[a]	92	(217)	(1,015)	(642)
Net Income/(Loss)	$(427)	$(173)	2,187	$510
a. Includes Corporate segment

Fourth quarter Net Loss was $427 million, compared to a Net Loss of $173 million in 2020, driven by $1.2 billion of mark-to-market losses on economic hedges in 2021 versus 2020, which were primarily driven by large movements in natural gas and power prices, coupled with a $213 million impairment on the Joliet generation facility in PJM, partially offset by realization of Winter Storm Uri mitigants and the acquisition of Direct Energy.

Table 2: Adjusted EBITDA

(In millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/21	12/31/20	12/31/21	12/31/20
Texas	$162	$231	$1,166	$1,319
East	228	77	988	437
West/Services/Other[a]	43	22	269	248
Adjusted EBITDA[b]	$433	$330	2,423	$2,004
a. Includes Corporate Segment
b. Three and twelve months ended 12/31/2021 excludes Winter Storm Uri income/(loss) of $690 million and ($380) million, respectively

Texas: Fourth quarter Adjusted EBITDA was $162 million, $69 million lower than fourth quarter of 2020. This decrease is primarily driven by milder weather and increased supply costs including replacement power costs associated with the outage at Limestone Unit 1 power plant, partially offset by the acquisition of Direct Energy.

East: Fourth quarter Adjusted EBITDA was $228 million, $151 million higher than fourth quarter of 2020. This increase is driven by the acquisition of Direct Energy, partially offset by the 4.8 GW asset sale in early December 2021.

West/Services/Other: Fourth quarter Adjusted EBITDA was $43 million, $21 million higher than fourth quarter of 2020. This increase was due to the acquisition of Direct Energy, partially offset by the sale of Agua Caliente in February 2021.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

(In millions)	12/31/21	12/31/20
Cash and Cash Equivalents	$250	$3,905
Restricted Cash	15	6
Total	$265	$3,911
Total credit facility availability	2,421	3,129
Total Liquidity, excluding collateral received	$2,686	$7,040

As of December 31, 2021, NRG cash was $0.3 billion, and $2.4 billion was available under the Company’s credit facilities. Total liquidity was $2.7 billion, including restricted cash. Overall liquidity as of December 31, 2021, was approximately $4.4 billion less than December 31, 2020, which included the liquidity procured to close the $3.6 billion Direct Energy acquisition on January 5, 2021. The remaining impact is primarily due to the impact of Winter Storm Uri.

NRG Strategic Developments

Texas Legislation and Winter Storm Uri Updates
The Texas Legislature passed measures to ensure the physical and financial stability of the state’s energy markets, including Senate Bill (SB3) and House Bill (HB) 4492. Consistent with SB 3, the PUCT implemented mandatory weatherization standards for the power sector in 2021, which the Company certified its compliance on December 1, 2021. Natural gas weatherization standards remain outstanding, pending mapping of critical infrastructure and further regulatory action by that industry’s regulator, the Texas Railroad Commission. At the same time, the PUCT announced its intention to introduce a product for reserves to ensure fuel availability in the instance of supply failures in the natural gas system. More comprehensive reforms to introduce a meaningful resource adequacy policy also remain under active consideration. In addition to the physical reliability of the system, the PUCT, consistent with HB 4492, authorized ERCOT to obtain $2.1 billion of financing to offset the costs of certain online reserves and exceptionally highly priced ancillary services borne by load serving entities (LSEs) and their customers during Winter Storm Uri (Uplift Securitization).

The Company is reducing its expected Winter Storm Uri financial loss to $380 million, from a previously expected range of $500-$700 million. This reduction reflects successful mitigations of $708 million, including: customer bad debt mitigation, uplift and default securitizations. The Company expects to receive uplift securitization proceeds in the second quarter of 2022 and continues to pursue additional mitigants including, but not limited to, customer bad debt mitigation, counterparty default recovery, and additional ERCOT default recovery.

Sale of 4.8 GW of Fossil Generating Assets
On December 1, 2021, the Company closed the previously announced sale of approximately 4,850 MW of fossil generating assets from its East and West regions to Generation Bridge, an affiliate of ArcLight Capital Partners, resulting in net proceeds of $623 million. The Company recorded a gain of $210 million from the sale. As part of the transaction, NRG entered into a tolling agreement for the 866 MW Arthur Kill plant in New York City through April 2025.

PJM Retirements
On June 17, 2021, NRG announced the retirement of 55% (or 1,600 MW) of its PJM coal fleet by June 2022 due to the decline in forward PJM capacity prices. PJM has previously identified reliability impacts resulting from the proposed deactivation of Indian River 4. The Company has responded to PJM indicating its willingness to operate the facility in support of the reliability need and is entering into discussions with PJM and the independent market monitor to propose a suitable reliability-must-run arrangement.

Sustainability Update
In 2021, NRG became the first North American power company to receive validation from the Science Based Targets initiative (SBTi) that the company’s climate goals are 1.5 degree Celsius-aligned. In recognition of its commitments, the Company was awarded the Climate Leadership Award for Excellence in Greenhouse Gas Management. NRG also established a new sustainability goal in 2021: 100% electrification of our light-duty fleet by 2030. Rounding out the year, the Company published its inaugural Task Force on Climate-related Financial Disclosures (TCFD) report, reinforcing our commitment to transparent disclosure of our climate-related opportunities and risks.

Maintaining 2022 Guidance
NRG is maintaining its Adjusted EBITDA, Adjusted Cash from Operations, and Free Cash Flow Before Growth Investments (FCFbG) guidance for 2022 as set forth below.

Table 4: 2022 Adjusted EBITDA, Adjusted Cash from Operations, and FCFbG Guidance

2022
(In millions)	Guidance
Adjusted EBITDA[a]	$1,950 - $2,250
Adjusted Cash From Operations	$1,380 - $1,680
FCFbG	$1,140 - $1,440
a. Non-GAAP financial measure; see Appendix Table A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
As announced on December 6, 2021, the NRG Board of Directors authorized $1 billion for share repurchases. The program began in 2021 with $39 million in share repurchases and the balance will be executed throughout 2022.

On January 21, 2022, NRG declared a quarterly dividend on the Company's common stock of $0.35 per share, or $1.40 per share on an annualized basis. This dividend represents an 8% increase from the prior year, in line with the Company’s previously announced annual dividend growth rate target of 7-9% per share.

As previously disclosed, with closing on the sale of 4.8 GW of fossil generating assets, the Company redeemed $500 million of 6.625% Senior Notes due in 2027. In connection with the redemptions, a $20 million loss on debt extinguishment was recorded, which included the write-off of previously deferred financing costs of $3 million.

The Company remains committed to maintaining a strong balance sheet and continues to work to achieve investment grade credit metrics. The Company expects to grow into its target investment grade metrics of 2.50x-2.75x corporate net debt to adjusted EBITDA primarily through the realization of Direct Energy run-rate earnings and other growth initiatives.

The Company's share repurchase program and common stock dividend are subject to maintaining satisfactory credit metrics, available capital, market conditions, and compliance with associated laws and regulations. The timing and amount of any shares of NRG’s common stock that are repurchased under the share repurchase authorization will be determined by NRG’s management based on market conditions and other factors. NRG will only repurchase shares when management believes it would not jeopardize the company’s ability to maintain satisfactory credit ratings.

Earnings Conference Call
On February 24, 2022, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power and gas markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally, our ability to access capital markets, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, data privacy, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve our net debt targets, our ability to achieve or maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our market operations strategy, the ability to successfully integrate businesses of acquired companies, including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of February 24, 2022. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:
Laura Avant	Kevin L. Cole, CFA
713.537.5437	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
(In millions, except per share amounts)	2021	2020	2019
Operating Revenues
Total operating revenues	$26,989	$9,093	$9,821
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	20,482	6,540	7,303
Depreciation and amortization	785	435	373
Impairment losses	544	75	5
Selling, general and administrative costs	1,293	810	760
Provision for credit losses	698	108	95
Acquisition-related transaction and integration costs	93	23	2
Total operating costs and expenses	23,895	7,991	8,538
Gain on sale of assets	247	3	7
Operating Income	3,341	1,105	1,290
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	17	17	2
Impairment losses on investments	—	(18)	(108)
Other income, net	63	67	66
Loss on debt extinguishment	(77)	(9)	(51)
Interest expense	(485)	(401)	(413)
Total other expense	(482)	(344)	(504)
Income from Continuing Operations Before Income Taxes	2,859	761	786
Income tax expense/(benefit)	672	251	(3,334)
Income from Continuing Operations	2,187	510	4,120
Income from discontinued operations, net of income tax	—	—	321
Net Income	2,187	510	4,441
Less: Net income attributable to redeemable noncontrolling interest	—	—	3
Net Income Attributable to NRG Energy, Inc.	$2,187	$510	$4,438
Income Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	245	245	262
Income from continuing operations per weighted average common share — basic	$8.93	$2.08	$15.71
Income from discontinued operations per weighted average common share — basic	$—	$—	$1.23
Net Income per Weighted Average Common Share — Basic	$8.93	$2.08	$16.94
Weighted average number of common shares outstanding — diluted	245	246	264
Income from continuing operations per weighted average common share — diluted	$8.93	$2.07	$15.59
Income from discontinued operations per weighted average common share — diluted	$—	$—	$1.22
Net Income per Weighted Average Common Share — Diluted	$8.93	$2.07	$16.81

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Year Ended December 31,
(In millions)	2021	2020	2019
Net Income	$2,187	$510	$4,441
Other Comprehensive Income/(Loss), net of tax
Foreign currency translation adjustments, net of income tax	(5)	8	(1)
Available-for-sale securities, net of income tax	—	—	(19)
Defined benefit plans, net of income tax	85	(22)	(78)
Other comprehensive income/(loss)	80	(14)	(98)
Comprehensive Income	2,267	496	4,343
Less: Net income attributable to redeemable noncontrolling interest	—	—	3
Comprehensive Income Attributable to NRG Energy, Inc.	$2,267	$496	$4,340

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(In millions)	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$250	$3,905
Funds deposited by counterparties	845	19
Restricted cash	15	6
Accounts receivable, net	3,245	904
Uplift securitization proceeds receivable from ERCOT	689	—
Inventory	498	327
Derivative instruments	4,613	560
Cash collateral paid in support of energy risk management activities	291	50
Prepayments and other current assets	395	257
Total current assets	10,841	6,028
Property, plant and equipment, net	1,688	2,547
Other Assets
Equity investments in affiliates	157	346
Operating lease right-of-use assets, net	271	301
Goodwill	1,795	579
Intangible assets, net	2,511	668
Nuclear decommissioning trust fund	1,008	890
Derivative instruments	2,527	261
Deferred income taxes	2,155	3,066
Other non-current assets	229	216
Total other assets	10,653	6,327
Total Assets	$23,182	$14,902

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	As of December 31,
(In millions, except share data)	2021	2020
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$4	$1
Current portion of operating lease liabilities	81	69
Accounts payable	2,274	649
Derivative instruments	3,387	499
Cash collateral received in support of energy risk management activities	845	19
Accrued expenses and other current liabilities	1,324	678
Total current liabilities	7,915	1,915
Other Liabilities
Long-term debt and finance leases	7,966	8,691
Non-current operating lease liabilities	236	278
Nuclear decommissioning reserve	321	303
Nuclear decommissioning trust liability	666	565
Derivative instruments	1,412	385
Deferred income taxes	73	19
Other non-current liabilities	993	1,066
Total other liabilities	11,667	11,307
Total Liabilities	19,582	13,222
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,547,174 and 423,057,848 shares issued; and 243,753,899 and 244,231,933 shares outstanding at December 31, 2021 and 2020, respectively	4	4
Additional paid-in capital	8,531	8,517
Retained earnings/(accumulated deficit)	464	(1,403)
Treasury stock, at cost; 179,793,275 and 178,825,915 shares at December 31, 2021 and 2020, respectively	(5,273)	(5,232)
Accumulated other comprehensive loss	(126)	(206)
Total Stockholders' Equity	3,600	1,680
Total Liabilities and Stockholders' Equity	$23,182	$14,902

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
(In millions)	2021	2020	2019
Cash Flows from Operating Activities
Net income	$2,187	$510	$4,441
Income from discontinued operations, net of income tax	—	—	321
Income from continuing operations	2,187	510	4,120
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from and equity in earnings of unconsolidated affiliates	20	45	14
Depreciation and amortization	785	435	373
Accretion of asset retirement obligations	30	45	51
Provision for credit losses	698	108	95
Amortization of nuclear fuel	51	54	52
Amortization of financing costs and debt discounts	39	48	26
Loss on debt extinguishment	77	9	51
Amortization of in-the-money contracts and emission allowances	106	70	72
Amortization of unearned equity compensation	21	22	20
Net gain on sale of assets and disposal of assets	(261)	(23)	(23)
Impairment losses	544	93	113
Changes in derivative instruments	(3,626)	137	34
Changes in deferred income taxes and liability for uncertain tax benefits	604	228	(3,353)
Changes in collateral deposits in support of risk management activities	797	127	105
Changes in nuclear decommissioning trust liability	40	51	37
Oil lower of cost or market adjustment	—	29	—
Uplift securitization proceeds receivable from ERCOT	(689)	—	—
Cash (used)/provided by changes in other working capital, net of acquisition and disposition effects:
Accounts receivable - trade	(1,232)	—	5
Inventory	(61)	27	22
Prepayments and other current assets	31	4	29
Accounts payable	476	(56)	(177)
Accrued expenses and other current liabilities	(55)	(42)	(75)
Other assets and liabilities	(89)	(84)	(186)
Cash provided by continuing operations	493	1,837	1,405
Cash provided by discontinued operations	—	—	8
Net Cash Provided by Operating Activities	$493	$1,837	$1,413
Cash Flows from Investing Activities
Payments for acquisitions of assets, businesses and leases	$(3,559)	$(284)	$(355)
Capital expenditures	(269)	(230)	(228)
Net (purchases)/sales of emissions allowances	—	(10)	11
Investments in nuclear decommissioning trust fund securities	(751)	(492)	(416)
Proceeds from sales of nuclear decommissioning trust fund securities	710	439	381
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	830	81	1,294
Changes in investments in unconsolidated affiliates	—	2	(91)
Net contributions to discontinued operations	—	—	(44)
Other	—	—	6
Cash (used)/provided by continuing operations	(3,039)	(494)	558
Cash used by discontinued operations	—	—	(2)
Net Cash (Used)/Provided by Investing Activities	$(3,039)	$(494)	$556

	For the Year Ended December 31,
(In millions)	2021	2020	2019
Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	$1,100	$3,234	$1,833
Payments for short and long-term debt	(1,861)	(335)	(2,571)
Payments of dividends to common stockholders	(319)	(295)	(32)
Net receipts/(payments) from settlement of acquired derivatives that include financing elements	938	(7)	(4)
Payments for share repurchase activity	(48)	(229)	(1,440)
Payments for debt extinguishment costs	(65)	(5)	(26)
Payments of debt issuance costs	(18)	(75)	(35)
Net (repayments)/proceeds of Revolving Credit Facility	—	(83)	83
Proceeds from issuance of common stock	1	1	3
Purchase of and distributions to noncontrolling interests from subsidiaries	—	(2)	(2)
Cash (used)/provided by continuing operations	(272)	2,204	(2,191)
Cash provided by discontinued operations	—	—	43
Net Cash (Used)/Provided by Financing Activities	$(272)	$2,204	$(2,148)
Effect of exchange rate changes on cash and cash equivalents	(2)	(2)	—
Change in Cash from discontinued operations	—	—	49
Net (Decrease)/Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(2,820)	3,545	(228)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	3,930	385	613
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,110	$3,930	$385

Appendix Table A-1: Fourth Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elim	Total
Net Income/(Loss)	$695	$(1,214)	$(153)	$245	$(427)
Plus:
Interest expense, net	—	1	19	86	106
Income tax	—	1	(13)	(156)	(168)
Loss on debt extinguishment	—	—	—	20	20
Depreciation and amortization	86	100	22	8	216
ARO Expense	7	2	—	—	9
Contract and emission credit amortization, net	(2)	32	6	—	36
EBITDA	786	(1,078)	(119)	203	(208)
Winter Storm Uri impact	(692)	—	—	2	(690)
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	18	—	18
Acquisition and divestiture integration and transaction costs	1	1	—	11	13
Deactivation costs	—	(5)	—	—	(5)
Gain on sale of assets	(19)	—	—	(211)	(230)
Other non recurring charges	4	(1)	(5)	(8)	(10)
Impairments	—	230	9	(1)	238
Mark-to-market for economic hedging activities, net	82	1,081	144	—	1,307
Adjusted EBITDA	$162	$228	$47	$(4)	$433
1 Includes remaining renewables and international

Fourth Quarter 2021 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elim	Total
Operating revenues	1,930	4,079	1,115	1	7,125
Cost of fuel, purchased energy and other cost of sales[2]	739	3,610	956	—	5,305
Economic gross margin[3]	1,191	469	159	1	1,820
Operations & maintenance and other cost of operations[4]	226	137	55	(1)	417
Selling, marketing, general and administrative	138	101	68	11	318
Provision for credit losses	(22)	2	4	—	(16)
Other (income)[5]	(5)	1	(15)	(3)	(22)
Winter Storm Uri impact	692	—	—	(2)	690
Adjusted EBITDA	$162	$228	$47	$(4)	$433
1 Includes remaining renewables and international
2 Includes capacity, emission credits, and TDSP expenses in Texas and East
3 Excludes MtM of $1,307 million and contract amortization of $36 million
4 Excludes deactivation costs of $(5) million
5 Excludes acquisition and divestiture integration and transaction costs of $13 million

The following table reconciles the Fourth Quarter 2021 condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.	Adjusted EBITDA
Operating revenues	$7,046	$12	$65	$—	$41	$(1)	$7,163
Cost of operations (excluding depreciation and amortization shown below)	6,572	(24)	(1,242)	—	689	(1)	5,994
Depreciation and Amortization	215	(215)	—	—	—	—	—
Gross margin	259	251	1,307	—	(648)	—	1,169
Operations & maintenance and other cost of operations	413	—	—	5	—	(1)	417
Selling, marketing, general & administrative	319	—	—	—	—	1	320
Provision for credit losses	(16)	—	—	—	42	(1)	25
Other expense/(income)[1]	(30)	61	—	—	—	(57)	(26)
Net Income/(Loss)	$(427)	$190	$1,307	$(5)	$(690)	$58	$433
1 Other adj. includes impairment of $238 million, acquisition and divestiture integration and transaction costs of $13 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $18 million, loss on debt extinguishment of $20 million, and gain on sale of assets $(230) million

Appendix Table A-2: Fourth Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elim	Total
Net Income/(Loss)	$—	$44	$(60)	$(157)	$(173)
Plus:
Interest expense, net	—	3	—	106	109
Income tax	—	(1)	—	36	35
Loss on debt extinguishment	—	2	5	1	8
Depreciation and amortization	60	42	8	7	117
ARO Expense	(4)	2	—	1	(1)
Contract and emission credit amortization, net	1	—	—	—	1
EBITDA	57	92	(47)	(6)	96
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	7	—	25	(1)	31
Acquisition and divestiture integration and transaction costs	—	—	—	10	10
Reorganization costs	—	—	—	(2)	(2)
Deactivation costs	—	3	—	1	4
Gain on sale of assets	—	—	3	—	3
Other non recurring charges	6	4	—	(1)	9
Impairments	14	—	33	(1)	46
Mark-to-market for economic hedging activities, net	147	(22)	8	—	133
Adjusted EBITDA	$231	$77	$22	$—	$330
1 Includes remaining renewables and international

Fourth Quarter 2020 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elim	Total
Operating revenues	$1,381	$501	$132	$(3)	$2,011
Cost of fuel, purchased energy and other cost of sales[2]	805	235	81	(1)	1,120
Economic gross margin[3]	576	266	51	(2)	891
Operations & maintenance and other cost of operations[4]	198	111	27	(3)	333
Selling, marketing, general & administrative	121	70	16	7	214
Provision for credit losses	25	10	—	(1)	34
Other (income)[5]	1	(2)	(14)	(5)	(20)
Adjusted EBITDA	$231	$77	$22	$—	$330
1 Includes remaining renewables and international
2 Includes capacity, emissions credits, and TDSP expenses in Texas and East
3 Excludes MtM of $133 million and contract amortization of $1 million
4 Excludes disposal of fixed assets $6 million and deactivation costs of $4 million
5 Excludes acquisition and divestiture integration and transaction costs of $10 million

The following table reconciles the Fourth Quarter 2020 condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	$2,027	$—	$(17)	$—	$1	$2,011
Cost of operations (excluding depreciation and amortization shown below)	1,271	(1)	(150)	—	—	1,120
Depreciation and amortization	117	(117)	—	—	—	—
Gross margin	639	118	133	—	1	891
Operations & maintenance and other cost of operations	344	—	—	(4)	(7)	333
Selling, marketing, general & administrative	217	—	—	—	(3)	214
Provision for credit losses	34	—	—	—	—	34
Other expense/(income)[1]	217	(142)	—	—	(95)	(20)
Net Income/(Loss)	$(173)	$260	$133	$4	$106	$330
1 Other adj. includes impairments of $46 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $31 million and acquisition and divestiture integration and transaction costs of $10 million

Appendix Table A-3: Full Year 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income:

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elim	Total
Net Income/(Loss)	$1,293	$1,909	$83	$(1,098)	$2,187
Plus:
Interest expense, net	1	(1)	28	452	480
Income tax	—	—	19	653	672
Loss on debt extinguishment	—	—	—	77	77
Depreciation and amortization	331	338	88	28	785
ARO Expense	16	11	3	—	30
Contract and emission credit amortization, net	(2)	54	21	—	73
EBITDA	1,639	2,311	242	112	4,304
Winter Storm Uri impact	520	(138)	(10)	8	380
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	1	—	72	—	73
Acquisition and divestiture integration and transaction costs	2	—	1	94	97
Legal Settlements	—	(15)	—	11	(4)
Deactivation costs	—	10	1	—	11
Gain on sale of assets	(19)	—	(17)	(211)	(247)
Other non recurring charges	8	—	(3)	(24)	(19)
Impairments	—	535	9	—	544
Mark-to-market for economic hedging activities, net	(985)	(1,715)	(16)	—	(2,716)
Adjusted EBITDA	$1,166	$988	$279	$(10)	$2,423
1 Includes remaining renewables and international

Full Year 2021 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elim	Total
Operating revenues	$10,296	$13,147	$3,743	$(3)	$27,183
Cost of fuel, purchased energy and other cost of sales[2]	7,532	10,971	3,106	1	21,610
Economic gross margin[3]	2,764	2,176	637	(4)	5,573
Operations & maintenance and other cost of operations[4]	881	560	232	(4)	1,669
Selling, marketing, general and administrative[5]	574	487	198	42	1,301
Provision for credit losses	678	8	12	—	698
Other (income)[6]	(15)	(5)	(94)	(24)	(138)
Winter Storm Uri impact	(520)	138	10	(8)	(380)
Adjusted EBITDA	$1,166	$988	$279	$(10)	$2,423
1 Includes remaining renewables and international
2 Includes capacity, emissions credits, and TDSP expenses in Texas and East
3 Excludes MtM of $(2,716) million and contract amortization of $73 million
4 Excludes asset retirement obligation expense of $30 million and deactivation costs of $11 million
5 Excludes $8 million included in Other (income)
6 Excludes acquisition and divestiture integration and transaction costs of $97 million and legal settlements of $(4) million

The following table reconciles the Full Year 2021 condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.	Adjusted EBITDA
Operating revenues	$26,989	$30	$164	$—	$(2,610)	$—	$24,573
Cost of operations (excluding depreciation and amortization shown below)	18,773	(43)	2,880	—	(2,363)	—	19,247
Depreciation and amortization	785	(785)	—	—	—	—	—
Gross margin	7,431	858	(2,716)	—	(247)	—	5,326
Operations & maintenance and other cost of operations	1,709	—	—	(11)	(2)	(27)	1,669
Selling, marketing, general & administrative	1,293	—	—	—	(29)	8	1,272
Provision for credit losses	698	—	—	—	(596)	—	102
Other expense/(income)[1]	1,544	(1,152)	—	—	—	(532)	(140)
Net Income/(Loss)	$2,187	$2,010	$(2,716)	$11	$380	$551	$2,423
1 Other adj. includes impairments of $544 million, acquisition and divestiture integration and transaction costs of $97 million, loss on debt extinguishment of $77 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $73 million, and gain on sale of assets of $(247) million

Appendix Table A-4: Full Year 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elims	Total
Net Income/(Loss)	$800	$352	$37	$(679)	$510
Plus:
Interest expense, net	—	13	3	377	393
Income tax	—	(1)	2	250	251
Loss on debt extinguishment	—	4	5	—	9
Depreciation and amortization	227	138	36	34	435
ARO Expense	25	16	4	—	45
Contract and emission credit amortization, net	5	—	—	—	5
EBITDA	1,057	522	87	(18)	1,648
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	9	—	97	(1)	105
Acquisition and divestiture integration and transaction costs	2	—	—	23	25
Reorganization costs	—	—	—	(1)	(1)
Deactivation costs	2	5	2	—	9
Gain on sale of assets	—	—	3	—	3
Other non recurring charges	8	3	(1)	(7)	3
Impairments	32	—	61	—	93
Mark-to-market for economic hedging activities, net	209	(93)	3	—	119
Adjusted EBITDA	$1,319	$437	$252	$(4)	$2,004
1 Includes remaining renewables and international

Full Year 2020 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/ Services/ Other[1]	Corp/Elim	Total
Operating revenues	$6,307	$2,170	$533	$(12)	$8,998
Cost of fuel, purchased energy and other cost of sales[2]	3,656	1,027	243	(6)	4,920
Economic gross margin[3]	2,651	1,143	290	(6)	4,078
Operations & maintenance and other cost of operations[4]	779	441	116	(6)	1,330
Selling, marketing, general & administrative	467	257	56	23	803
Provision for credit losses	94	14	—	—	108
Other (income)[5]	(8)	(6)	(134)	(19)	(167)
Adjusted EBITDA	$1,319	$437	$252	$(4)	$2,004
1 Includes remaining renewables and international
2 Includes capacity, emissions credits, and TDSP expenses in Texas and East
3 Excludes MtM of $119 million and contract amortization of $5 million
4 Excludes asset retirement expense of $45 million, disposal of fixed assets $10 million and deactivation costs of $9 million
5 Excludes acquisition and divestiture integration and transaction costs of $25 million

The following table reconciles the Full Year 2020 condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	$9,093	$—	$(95)	$—	$—	$8,998
Cost of operations (excluding depreciation and amortization shown below)	5,139	(5)	(214)	—	—	4,920
Depreciation and amortization	435	(435)	—	—	—	—
Gross margin	3,519	440	119	—	—	4,078
Operations & maintenance and other cost of operations	1,401	—	—	(9)	(62)	1,330
Selling, marketing, general & administrative	810	—	—	—	(7)	803
Provision for credit losses	108	—	—	—	—	108
Other expense/(income) [1]	690	(645)	—	—	(212)	(167)
Net Income/(Loss)	$510	$1,085	$119	$9	$281	$2,004
1 Other adj. includes adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $105 million, impairments of $93 million, acquisition and divestiture integration and transaction costs of $25 million, and gain on sale of assets of $3 million

Appendix Table A-5: 2021 and 2020 Three Months Ended December 31 Cash Flow from Operations Reconciliations
The following table summarizes the calculation of Adjusted Cash Flow from Operating Activities providing a reconciliation to Cash Provided by Operating Activities:

	Three Months Ended
(In millions)	December 31, 2021	December 31, 2020
Adjusted EBITDA	$433	$330
Winter Storm Uri loss	690	—
Interest payments	(95)	(93)
Income tax	(14)	(5)
Collateral / working capital / other	(2,376)	219
Cash Provided by Operating Activities	(1,362)	451
Winter Storm Uri:
Income	(690)	—
C&I credits and remaining open accounts receivables[1]	706	—
Net receipts from settlement of acquired derivatives that include financing elements	542	—
Acquisition and divestiture integration and transaction costs	15	11
Encina site improvement and GenOn pension	4	7
Adjustment for change in collateral	1,173	(32)
Nuclear decommissioning trust liability	(5)	(12)
Adjusted Cash Flow from Operating Activities	383	425
Maintenance Capital Expenditures, net	(34)	(35)
Environmental Capital Expenditures, net	—	(1)
Distributions to non-controlling interests	—	(2)
Free Cash Flow Before Growth Investments (FCFbG)	$349	$387
1 Includes receivable for Winter Storm Uri Securitization of $689 million

Appendix Table A-6: 2021 and 2020 Twelve Months Ended December 31 Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Twelve Months Ended
(In millions)	December 31, 2021	December 31, 2020
Adjusted EBITDA	$2,423	$2,004
Winter Storm Uri loss	(380)	—
Interest payments	(428)	(333)
Income tax	(32)	(24)
Collateral / working capital / other	(1,090)	190
Net Cash Provided by Operating Activities	493	1,837
Winter Storm Uri:
Loss	380	—
C&I credits and remaining open accounts receivables[1]	599	—
Net receipts from settlement of acquired derivatives that include financing elements	938	—
Acquisition and divestiture transaction and integration costs	97	25
Encina site improvement and GenOn pension	21	12
Proceeds from investment and asset sales	—	12
Adjustment for change in collateral	(797)	(127)
Nuclear decommissioning trust liability	(41)	(51)
Adjusted Cash Flow from Operating Activities	1,690	1,708
Maintenance Capital Expenditures, net	(176)	(156)
Environmental Capital Expenditures, net	(2)	(3)
Distributions to non-controlling interests	—	(2)
Free Cash Flow Before Growth Investments (FCFbG)	$1,512	$1,547
1 Includes $696 million in net Securitization Proceeds and recovery of ERCOT default shortfall payments expected in the first half of 2022 less $97 million of C&I bill credits

Appendix Table A-7: Twelve Months Ended December 31, 2021 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity for twelve months ending December 31, 2021:

(In millions)	Twelve Months Ended December 31, 2021
Sources:
Adjusted Cash Flow from Operating Activities	$1,690
Proceeds from issuance of long-term debt	1,100
Proceeds from asset sales	830
Uses:
Winter Storm Uri loss	(380)
C&I credits and remaining open accounts receivables[1]	(599)
Payments for acquisition of businesses, net of cash acquired	(3,559)
Growth Investments and Acquisitions, net	(121)
Growth CapEx	(92)
Maintenance and Environmental CapEx, net	(177)
Payments for short and long-term debt	(1,861)
Financing fees - debt extinguishment and debt issuance costs	(83)
Decrease in Credit Facility	(708)
Payments of dividends to common stockholders	(319)
Payments for share repurchase activity[2]	(48)
Other investing and financing	(27)
Change in Total Liquidity	$(4,354)
1 Includes $696 million in net Securitization Proceeds and recovery of ERCOT default shortfall payments expected in the first half of 2022 less $97 million of C&I bill credits
2 Includes $39 million of share repurchases of $1 billion announced on 12/6/21 and $9 million of tax withholding on net settlement of equity compensation

Appendix Table A-8: 2022 Adjusted EBITDA, Adjusted Cash from Operations, and FCFbG Guidance
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net Income, and the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2022
($ in millions)	Guidance
Net Income[1]	$ 480 - 780
Interest expense, net	380
Income tax	210
Depreciation, amortization, contract amortization, and ARO Expense	760
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	70
Other costs[2]	50
Adjusted EBITDA	1,950 - 2,250
Interest payments, net	(395)
Income tax	(20)
Working capital / other assets and liabilities	(165)
Cash provided by Operating Activities	1,370 - 1,670
Adjustments: proceeds from investment and asset sales, collateral, GenOn pension, nuclear decommissioning trust liability	10
Adjusted Cash flow from Operations	1,380 - 1,680
Maintenance capital expenditures, net	(220) - (240)
Environmental capital expenditures, net	(5) - (10)
Free Cash Flow before Growth	$ 1,140 - 1,440
1 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and integration expenses

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.
Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investment is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.